UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                   FORM 8-K/A

                                   ----------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934.


                      October 13, 2003                                                      0-30011
--------------------------------------------------------------          ------------------------------------------------
      Date of Report (Date of earliest event reported)                              Commission File Number

                              TOTAL IDENTITY CORP.
             (Exact name of registrant as specified in its charter)


                           Florida                                                        65-0309540
--------------------------------------------------------------          ------------------------------------------------
      (State or other jurisdiction of incorporation or                      (I.R.S. Employer Identification Number)
                        organization)



                     2340 Brighton-Henrietta Town Line Road
                               Rochester, NY 14623
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (585) 427-9050
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                      11924 Forest Hill Blvd., Suite 22-204
                            Wellington, Florida 33414
                                 (561) 202-8184
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets

         Effective on October 13, 2003, Total Identity Corp., consummated its acquisition of all of the capital stock of Total Identity Systems Corp., and on October 28, 2003, filed a Current Report on Form 8-K to disclose completion of that acquisition. The purpose of this filing is to amend the Current Report on Form 8-K by filing certain financial statements and financial information required by Regulation S-X and identified in Item 7 below.


Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits

         (a) The following financial statements of the business acquired, for the periods specified in Rule 3-05(b) of Regulation S-K, are filed herewith:

         o        Independent Auditor's Report

         o        Consolidated   Balance  Sheets  of  Total   Identity   Systems
                  Corporation as of January 31, 2003 and 2002

         o        Consolidated   Statements  of  Operations  of  Total  Identity
                  Systems Corporation for the years ended January 31, 2003 and 2002

         o Consolidated Statements of Stockholders' Equity (Deficit) of Total Identity Systems Corporation for the years ended January 31, 2003 and 2002

         o Consolidated Statements of Cash Flows of Total Identity Systems Corporation for the years ended January 31, 2003 and 2002

         o        Notes to Consolidated Financial Statements

         (b) The following pro forma financial information required by Article 11 of Regulation S-X is filed herewith:

         o        Introduction  to  Unaudited   Condensed   Combined  Pro  Forma
                  Financial Statements

         o Unaudited Condensed Combined Pro Forma Balance Sheet at January 31, 2003

         o Unaudited Condensed Combined Pro Forma Statement of Operations for the Year Ended January 31, 2003 and 2002

         o Unaudited Condensed Combined Pro Forma Statement of Operations for the Nine Months Ended September 30, 2003

(c)      Exhibits.

         10.1 Stock Purchase Agreement dated October 13, 2003 by and between Total Identity Corp. and Total Identity Systems Corp.

         10.2 Stock Purchase Agreement dated October 13, 2003 by and between Total Identity Corp. and Robert David.

         10.3 Employment Agreement dated October 13, 2003 by and between Charles Finzer and Total Identity Systems Corp.

         10.4 Employment Agreement dated October 13, 2003 by and between Robert David and Total Identity Corp.

         10.5 Promissory Note dated October 13, 2003 from Total Identity Systems Corp. to Robert David.

         10.6 Pledge Agreement dated October 13, 2003 by and between Total Identity Corp. and Robert David.

         10.7 Lease dated October 13, 2003 by and between Total Identity Systems Corp. and 2340 Townline Road Corporation.

         ---------------------------------

         (1) Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed October 28, 2003.

         (2) Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed October 28, 2003.

         (3 Incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed October 28, 2003.

         (4) Incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed October 28, 2003.

         (5) Incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K filed October 28, 2003.

         (6) Incorporated by reference to Exhibit 10.6 to the Company's Current Report on Form 8-K filed October 28, 2003.

         (7) Incorporated by reference to Exhibit 10.7 to the Company's Current Report on Form 8-K filed October 28, 2003.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: February 6, 2004         TOTAL IDENTITY CORP.


                                By: /s/ Philip C. Mistretta
                                    -------------------------------------
                                    Philip C. Mistretta
                                    President and Chief Executive Officer

                       TOTAL IDENTITY SYSTEMS CORPORATION

                        CONSOLIDATED FINANCIAL STATEMENTS

                            January 31, 2003 and 2002

                                 C O N T E N T S


Independent Auditors' Report................................................. 3

Consolidated Balance Sheets.................................................. 4

Consolidated Statements of Operations........................................ 6

Consolidated Statements of Stockholders' Equity (Deficit).................... 8

Consolidated Statements of Cash Flows........................................ 9

Notes to the Consolidated Financial Statements.............................. 10

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Total Identity Systems Corporation
Rochester, New York

We have audited the accompanying consolidated balance sheets of Total Identity Systems Corporation as of January 31, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended January 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Total Identity Systems Corporation as of January 31, 2003 and 2002 and the results of their operations and their cash flows for the years ended January 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.



HJ & Associates, LLC
Salt Lake City, Utah
January 26, 2004

                       TOTAL IDENTITY SYSTEMS CORPORATION
                           Consolidated Balance Sheets



                                     ASSETS
                                                                               January 31,         January 31,
                                                                                  2003                 2002
---------------------------------------------------------------------------------------------- -----------------
CURRENT ASSETS
   Cash                                                                    $           41,058  $          10,673
   Accounts receivable, net                                                         1,765,221          1,808,694
   Other receivable - employee                                                          6,682              4,952
   Tax refund                                                                               -            529,267
   Inventory (Note 2)                                                                 571,908            517,016
   Prepaid expenses                                                                         -              4,409
   Deferred expenses                                                                        -             14,663
   Loans receivable - subsidiaries (Note 1)                                           152,734                  -
                                                                           ------------------  -----------------

     Total Current Assets                                                           2,537,603          2,889,674
                                                                           ------------------  -----------------

PROPERTY AND EQUIPMENT, NET (NOTE 3)                                                  963,313          1,078,255
                                                                           ------------------  -----------------

OTHER ASSETS

   Deferred tax asset                                                                 352,379              1,172
   Deposits                                                                             2,425              9,307
   Earned income in excess of cost                                                     86,989                  -
   Goodwill                                                                            85,259             85,593
   Intangibles, net                                                                         -             46,583
                                                                           ------------------  -----------------

   Total Other Assets                                                                 527,052            142,655
                                                                           ------------------  -----------------

     TOTAL ASSETS                                                          $        4,027,968  $       4,110,584
                                                                           ==================  =================

        The accompanying notes are an integral part of these consolidated financial statements.

                       TOTAL IDENTITY SYSTEMS CORPORATION
                     Consolidated Balance Sheets (Continued)


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


                                                                               January 31,         January 31,
                                                                                  2003                 2002
---------------------------------------------------------------------------------------------- -----------------
CURRENT LIABILITIES
   Accounts payable-subsidiary (Note 1)                                    $                -  $          10,277
   Customer deposits                                                                  359,316            385,339
   Accounts payable                                                                 1,054,602            824,244
   Bank overdraft                                                                     127,061            166,061
   Accrued expenses (Note 4)                                                           70,164            184,501
   Accrued warranty expense                                                            45,000             45,000
   Accrued interest                                                                    25,190             11,968
   Notes payable (Note 11)                                                          1,496,963          1,713,016
   Notes payable and accrued interest -
     related party (Note 6)                                                           629,046            414,280
                                                                           ------------------  -----------------

Total Current Liabilities                                                           3,807,342          3,754,686
                                                                           ------------------  -----------------

LONG-TERM DEBT

   Notes payable (Note 11)                                                          1,154,743            751,810
                                                                           ------------------  -----------------

     Total Long-Term Debt                                                           1,154,743            751,810
                                                                           ------------------  -----------------

Total Liabilities                                                                   4,962,085          4,506,496
                                                                           ------------------  -----------------

STOCKHOLDERS' EQUITY (DEFICIT)

   Common stock: no par value; 200 shares
    authorized, 80 shares issued and outstanding                                          100                100
   Retained earnings (deficit)                                                       (934,217)          (396,012)
                                                                           ------------------  -----------------

       Total Stockholders' Equity (Deficit)                                          (934,117)          (395,912)
                                                                           ------------------  -----------------

       TOTAL LIABILITIES AND STOCKHOLDERS'
         EQUITY (DEFICIT)                                                  $        4,027,968  $       4,110,584
                                                                           ==================  =================

        The accompanying notes are an integral part of these consolidated financial statements.

                       TOTAL IDENTITY SYSTEMS CORPORATION
                      Consolidated Statements of Operations


                                                    For the Years Ended
                                                         January 31,
                                              ---------------------------------
                                                  2003                 2002
                                              ------------         ------------
REVENUE                                       $ 10,342,397         $  7,100,241

COST OF SALES                                    6,846,729            4,170,898
                                              ------------         ------------

GROSS MARGIN                                     3,495,668            2,929,343
                                              ------------         ------------

EXPENSES

Rent                                               205,131              442,076
Payroll                                          1,299,393            2,189,851
Depreciation                                        90,013              103,442
General and administrative                         193,465              752,041
Bad debt                                            99,954              235,442
Commissions                                        866,415              462,290
   Insurance                                       420,223              533,446
   Professional fees                               182,591               98,504
                                              ------------         ------------

Total Expenses                                   3,357,185            4,817,092
                                              ------------         ------------

INCOME (LOSS) FROM OPERATIONS                      138,483           (1,887,749)
                                              ------------         ------------

OTHER INCOME (EXPENSE)

Other income                                        20,242              221,985
Interest income                                         20                   11
Interest expense                                  (175,465)             (80,916)
                                              ------------         ------------

Total Other Income (Expense)                      (155,203)             141,080
                                              ------------         ------------

LOSS BEFORE INCOME TAXES AND
  DISCONTINUED OPERATION                           (16,720)          (1,746,669)

INCOME TAX BENEFIT                                  (6,520)            (288,074)
                                              ------------         ------------

NET LOSS BEFORE DISCONTINUED
  OPERATIONS                                       (10,200)          (1,458,595)

Loss from discontinued operations
   (Note 9) NET OF TAX                            (528,005)            (395,438)
                                              ------------         ------------

NET LOSS                                      $   (538,205)        $ (1,854,033)
                                              ============         ============

        The accompanying notes are an integral part of these consolidated financial statements.

                       TOTAL IDENTITY SYSTEMS CORPORATION
                Consolidated Statements of Operations (Continued)


                                                       For the Years Ended
                                                           January 31,
                                                   --------------------------
                                                      2003            2002
                                                   ----------      ----------
BASIC LOSS PER SHARE

   Loss before discontinued operations             $  (127.50)     $(18,232.44)
   Loss from discontinued operations                (6,600.06)      (4,942.97)
                                                   ----------      ----------
        Total loss per share                       $(6,727.56)     $(23,175.41)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING              80              80
                                                   ==========      ==========


        The accompanying notes are an integral part of these consolidated financial statements.

                       TOTAL IDENTITY SYSTEMS CORPORATION
            Consolidated Statements of Stockholders' Equity (Deficit)


                                                           Common Stock
                                                  ----------------------------       Retained
                                                     Shares           Amount         (Deficit)
                                                  -----------      -----------      -----------
Balance, January 31, 2001                                  80      $       100      $ 1,458,021

Net loss for the year ended January 1, 2002                --               --       (1,854,033)
                                                  -----------      -----------      -----------

Balance, January 31, 2002                                  80              100         (396,012)

Net loss for the year ended January 31, 2003               --               --         (538,205)
                                                  -----------      -----------      -----------
Balance, January 31, 2003                                  80      $       100      $  (934,217)
                                                  ===========      ===========      ===========



        The accompanying notes are an integral part of these consolidated financial statements.

                       TOTAL IDENTITY SYSTEMS CORPORATION
                      Consolidated Statements of Cash Flows

                                                                            For the Years Ended
                                                                                 January 31,
                                                                        -----------------------------
                                                                           2003              2002
                                                                        -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                             $  (538,205)      $(1,854,559)
   Adjustments to reconcile net loss to net cash used by operating activities:
     Depreciation                                                           161,679           168,366
     Bad Debt Expense                                                        99,954           235,442
   Changes in assets and liabilities:
     (Increase) decrease in earned income in excess of cost                 (86,989)               --
     (Increase) in receivables                                              (58,211)           51,290
     (Increase) decrease in inventory                                       (54,892)          231,796
     (Increase) decrease in tax refund                                      529,267          (529,267)
     (Increase) decrease in deferred tax asset                             (351,207)           (1,172)
     (Increase) decrease in other assets                                     72,871           (35,911)
     Increase (decrease) in accounts payable and accounts
       payable - subsidiary                                                 220,081           148,243
     Increase in accrued expenses and accrued
       expenses - related                                                   (90,470)         (197,751)
                                                                        -----------       -----------

       Net Cash Used by Operating Activities                                (96,122)       (1,783,523)
                                                                        -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment                                       (37,787)          (14,855)
                                                                        -----------       -----------

       Net Cash Used by Financing  Activities                               (37,787)          (14,855)
                                                                        -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds (payment) from bank overdraft                                   (39,000)           31,103
   Proceeds from notes payable and notes payable - related                2,185,124
                                                                                            2,495,446
   Payment of notes payable and notes payable - related                  (1,981,830)         (722,915)
                                                                        -----------       -----------

       Net Cash Provided by Financing Activities                            164,294         1,803,634
                                                                        -----------       -----------

INCREASE IN CASH                                                             30,385             5,256

CASH AT BEGINNING OF PERIOD                                                  10,673             5,417
                                                                        -----------       -----------

CASH AT END OF PERIOD                                                   $    41,058       $    10,673
                                                                        ===========       ===========

CASH PAID FOR:

   Interest                                                             $        --       $        --
   Income taxes                                                         $        --       $        --

SCHEDULE NON-CASH FINANCING ACTIVITIES:                                 $        --       $        --

        The accompanying notes are an integral part of these consolidated financial statements.

                       TOTAL IDENTITY SYSTEMS CORPORATION
                 Notes to the Consolidated Financial Statements
                            January 31, 2003 and 2002

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         a. Organization

         The Company was incorporated on February 16, 1982 in the state of New York, under the name of Total Energy Services Corporation. On August 23, 1996, the Company changed its name to Total Identity Systems Corporation. On October 20, 1999, the Company began also operating under the name of Empire/Forster Sign & Awning. The Company designs, manufactures, and installs custom awnings and signs.

         b. Basis of Presentation

         The Company uses the accrual method of accounting for financial purposes and has elected January 31 as its year-end.

         c. Principles of Consolidation

         The consolidated financial statements as of January 31, 2003 include those of Total Identity Systems Corporation(TIS) and its wholly-owned subsidiaries, the Markham Company, LLC (Markham) and Awnex, LLC (Awnex). All significant intercompany accounts and transactions have been eliminated. During 2002, Markham and Awnex discontinued all operations and ceased doing business. Because Markham and Awnex have a year-end of December 31, certain amounts on the balance sheet have not been eliminated. These amounts are reported as Loans Receivable - Subsidiaries and Accounts Payable - Subsidiary.

         d. Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosers. Accordingly, actual results could differ from those estimates.

         e. Trade Receivables

         Trade receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a regular basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. Amounts pertaining to claims or retainages pursuant to long-term contracts are insignificant.

         f. Inventory

         Inventories are valued generally at the lower of cost (first-in, first-out method) or market.

                       TOTAL IDENTITY SYSTEMS CORPORATION
                 Notes to the Consolidated Financial Statements
                            January 31, 2003 and 2002

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


      g. Fixed Assets

      Fixed assets are recorded at cost. Major additions and improvements are capitalized. Minor replacements, maintenance and repairs that do not increase the useful life of the assets are expensed as incurred. Depreciation of property and equipment is determined using the IRS tax code MACRS method over the expected useful lives of the assets as follows:

                                 Description                Useful lives
                                 -----------                ------------

                         Equipment                             5 years
                         Computers and equipment               3 years
                         Leasehold improvements               39 years
                         Building renovations                15-39 years
                         Furniture and fixtures                5 years
                         Vehicles                              5 years
                         Computer software                     5 years

      The cost and related accumulated depreciation of equipment retired or sold are removed from the accounts and any differences between the undepreciated amount and the proceeds from the sale are recorded as gain or loss on sale of equipment.

      h. Long-Lived Assets

      In accordance with SFAS No. 142, "Goodwill and other intangible assets", long -lived assets, including goodwill associated with other long-lived assets, are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

      The amount of any impairment considered necessary would be determined by comparing the book value of the net assets in applicable line of business to fair value using methods such as the present-value of estimated future cash flows, sale value or other valuation methodologies available at the time, depending on the stage of development of the line of business and the Company's intentions at the time an impairment adjustment were considered necessary.

      i. Fair Value of Financial Instruments

      The carrying amounts of the Company's financial instruments, including cash, accounts payable, and accrued liabilities, approximate fair value due to their short maturities.

      j. Revenue

      The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured.

                       TOTAL IDENTITY SYSTEMS CORPORATION
                 Notes to the Consolidated Financial Statements
                            January 31, 2003 and 2002

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      k. Advertising

      The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expense for the years ended January 31, 2003 and 2002 was $44,506 and $129,673, respectively.


      l. New Accounting Pronouncements

      The Company adopted the provisions of FASB Statement No. 139 "Rescission of FASB Statement No. 53 and amendments to FASB Statements No. 63, 89, and 121," FASB Statement No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (a replacement of FASB Statement No. 125.), FASB Statement No. 141, "Business Combinations", FASB Statement No. 142, "Goodwill and Other Intangible Assets", FASB Statement No. 144, "Accounting for the Impairment of Disposal of Long-Lived Assets", FASB Statement No. 145 "Rescission of FASB Statement No. 4, 44, and 62, Amendment of FASB Statement No. 13 and technical corrections, and FASB Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", FASB Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123 (SFAS 148)", and FIN 44 Accounting for Certain Transactions Involving Stock Compensation (an interpretation of APB Opinion No. 25.)" and SFAS 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, SFAS 150, "Accounting for certain financial instruments with characteristics of both liabilities and equity."

      m. Basic Loss Per Share

      The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the consolidated financial statements as follows:

                                                                                For the Years Ended
                                                                                    January 31,
                                                                     ----------------------------------------
                                                                            2003                   2002
                                                                     -------------------   ------------------
                   Loss from operations                              $           (127.50)  $       (18,232.44)
                   Loss from discontinued operations                           (6,600.06)           (4,942.97)
                                                                     -------------------   ------------------

                         Total loss per share                        $         (6,727.56)  $       (23,175.41)
                                                                     ===================   ==================

                   Weighted average number of shares outstanding                      80                   80
                                                                     ===================   ==================


      n. Provision for Taxes

      Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                       TOTAL IDENTITY SYSTEMS CORPORATION
                 Notes to the Consolidated Financial Statements
                            January 31, 2003 and 2002

NOTE 1 - OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      n. Provision for Taxes (Continued)

      Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

      Net deferred tax assets consist of the following components as of January 31, 2003 and 2002:

                                                 2003             2002
                                           ---------------  ----------------
              Deferred tax assets:
                NOL Carryover              $       351,500  $        588,540

              Deferred tax liabilities:                  -                 -
                NOL Utlization                                      (588,382)
                                           ---------------  ----------------

              Net deferred tax asset       $       351,500  $            158
                                           ===============  ================

      The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the years ended January 31, 2003 and 2002 due to the following:

                                            2003                2002
                                     ------------------  ------------------

              Book income (loss)     $          102,140  $         (462,170)
              Other                            (453,613)           (126,370)
                                     ------------------  ------------------

                                     $         (351,473) $         (588,540)
                                     ==================  ==================

      At January 31, 2003, the Company had net operating loss carryforwards of approximately $924,000 that may be offset against future taxable income from the year 2002 through 2022. No tax benefit has been reported in the January 31, 2003 consolidated financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

      Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

                       TOTAL IDENTITY SYSTEMS CORPORATION
                 Notes to the Consolidated Financial Statements
                            January 31, 2003 and 2002

NOTE 2 - INVENTORY

      Inventories at January 31, 2003 and 2002 were composed of the following:

                                                     January 31,
                                       ----------------------------------------
                                              2003                  2002
                                       ------------------    ------------------

        Raw materials                  $          355,951    $          243,012
        Work-in-process                           215,957               274,004
                                       ------------------    ------------------
                                       $          571,908    $          517,016
                                       ==================    ==================

NOTE 3 - PROPERTY AND EQUIPMENT

      Property and equipment consists of the following at January 31, 2003 and 2002:

                                                   January 31,
                                     ----------------------------------------
                                            2003                 2002
                                     ------------------    ------------------
      Leasehold improvements         $           37,787    $                -
      Building renovation                       842,329               842,330
      Vehicles                                  163,329               205,194
      Equipment                                 837,591               912,886
      Furniture and fixtures                     23,214                23,214
      Computer software                         123,924               123,924
      Accumulated depreciation               (1,064,861)           (1,029,293)
                                     ------------------    ------------------
                                     $          963,313    $        1,078,255
                                     ==================    ==================

      During the years ended January 31, 2003 and 2002, the Company recorded depreciation expense of $90,013 and $103,442, respectively.

NOTE 4 - ACCRUED EXPENSES

      As of January 31, 2003 and 2002, accrued expenses consist of the following:

                                        January 31,
                          ----------------------------------------
                                 2003                 2002
                          ------------------    ------------------
      Other accrued       $            3,673    $            6,246
      Accrued taxes                   25,147                30,719
      Accrued payroll                 41,344               147,536
                          ------------------    ------------------
                          $           70,164    $          184,501
                          ==================    ==================

NOTE 6 - RELATED PARTY TRANSACTIONS

      Facility and Equipment Leases

      The Company leases office space and equipment from a related party pursuant to month-to-month verbal agreements. (See Note 8).

                       TOTAL IDENTITY SYSTEMS CORPORATION
                 Notes to the Consolidated Financial Statements
                            January 31, 2003 and 2002

NOTE 6 -      RELATED PARTY TRANSACTIONS (Continued)

              Notes Payable

              The Company owes a related party $591,783 as of January 31, 2003 and $413,685 as of January 31, 2002 for amounts loaned to the Company. This loan is under a verbal agreement and is due on demand. The Company accrues interest on this loan at an imputed rate of 7%. As of January 31, 2003 and 2002, there is $37,263 and $595, respectively, of accrued interest related to this loan.

NOTE 7 -      MAJOR CUSTOMERS

              Net sales for the year ended January 31, 2003 include sales to the following major customers, together with the receivables due from those customers. There were no major customers during the year ended January 31, 2002. Because of the nature of the Company's business, the major customers may vary between years.

                                                             Amount of Net Sales                     Trade Receivables
                         Customer                        Year Ended January 31, 2003            Balance as of January 31, 2003
------------------------------------------------   ---------------------------------        ------------------------------------
              Customer 1                            $                        1,348,211      $                            108,579
              Customer 2                                                     1,191,649                                         -
                                                    ----------------------------------      ------------------------------------
                                                    $                        2,539,860      $                            108,579
                                                    ==================================      ====================================


NOTE 8 -      COMMITMENTS AND CONTINGENCIES

              Litigation

              During the year ended January 31, 2002, the Company was the defendant in two lawsuits. One of the lawsuits was settled and paid to the plaintiff in July 2001 for $5,000. The other lawsuit was settled in June 2003 for $15,000 and paid to the plaintiff in two installments in May 2003 and June 2003. The balances owed as of January 31, 2003 and 2002 are recorded in accounts payable.

              During the year ended January 31, 2003, the Company was the defendant in two lawsuits. The first lawsuit was settled for $12,650 and paid to the plaintiff in November 2003. The second lawsuit was settled and paid in July 2003 for $8,500. The balances owed as of January 31, 2003 and 2002 are recorded in accounts payable.

              During December 2003, the Company settled a lawsuit for $85,000 relating to work performed in May 2002. The Company recorded this settlement in accounts payable during the year ended January 31, 2003. During January 2004, the Company paid $20,000 of the balance owed. The remainder is currently outstanding.

              Purchase Commitments

              The  Company  is  committed  under  several   purchase  orders
              totaling $328,635 and $68,138 as of January 31, 2003 and 2002,
              respectively.

                       TOTAL IDENTITY SYSTEMS CORPORATION
                 Notes to the Consolidated Financial Statements
                            January 31, 2003 and 2002

NOTE 8 -      COMMITMENTS AND CONTINGENCIES (Continued)

              Facility and Equipment Leases

              The Company leases office space and equipment from a related party pursuant to month-to-month verbal agreements. Rent expense under the facility lease amounted to $122,650 and $272,400 for the years ended January 31, 2003 and 2002, respectively. Rent expense under the equipment lease amounted to $40,000 and $109,000 for the years ended January 31, 2003 and 2002, respectively.

NOTE 9-       DISCONTINUED OPERATIONS

              During the year ended January 31, 2003, the Company determined that the operations of its two wholly-owned subsidiaries, The Markham Company, LLC (Markhkam) and Awnex, LLC (Awnex) were not viable. Accordingly, the Company discontinued operations of the two subsidiaries during the year ended January 31, 2003. The results of operations for the two wholly-owned subsidiaries for the periods presented are shown below:

                                                             For the Years Ended
                                                                   January 31,
                                                              2003                2002
                                                      ------------------  ------------------
              REVENUES                                $        2,252,427  $        2,561,206

              COST OF SALES                                    1,509,816           1,773,205
                                                      ------------------  ------------------

                 Gross Margin                                    742,611             788,001
                                                      ------------------  ------------------

              EXPENSES

                 Depreciation                                     71,666              68,095
                 General and administrative                    1,566,134           1,313,014
                                                      ------------------  ------------------

                      Total Expenses                           1,637,800           1,381,109
                                                      ------------------  ------------------

              Loss From Operations                              (895,189)           (593,108)
                                                      ------------------  ------------------

              OTHER INCOME (EXPENSE)

                 Interest income                                      21                 125
                 Interest expense                                (39,095)            (44,820)
                                                      ------------------  ------------------

                      Total Other Income (Expense)               (39,074)            (44,695)
                                                      ------------------  ------------------

              NET LOSS FROM DISCONTINUED
               OPERATIONS BEFORE TAX BENEFIT                    (934,263)           (637,803)
                                                      ------------------  ------------------

              INCOME TAX BENEFIT                                (406,258)           (242,365)
                                                      ------------------  ------------------

              NET LOSS FROM DISCONTINUED
                OPERATIONS NET OF TAX                 $         (528,005) $         (395,438)
                                                      ==================  ==================

                       TOTAL IDENTITY SYSTEMS CORPORATION
                 Notes to the Consolidated Financial Statements
                            January 31, 2003 and 2002


NOTE 10-    SUBSEQUENT EVENTS

            Stock Purchase Agreement

            On October 13, 2003, the Company entered into a Stock Purchase Agreement. Whereby Total Identity Corporation (TIC) desires to purchase 60% of the Company or 72 shares of common stock and Robert David will hold 40% or 48 shares of common stock of the Company. The purchase price shall be $1,000,000.

            The Stock Purchase Agreement is currently in the process of being re-negotiated with the assistance of an arbitrator.

            Litigation

            The Company is the defendant in a pending lawsuit. The Company is aggressively defending this pending action and the final outcome is uncertain. Whenever it is probable that a loss will result from a lawsuit and the amount of the loss is reasonably estimable, the Company accrues a related expense. As of January 31, 2003, the Company has not accrued an expense for this lawsuit because of the uncertain outcome of this action. The Company filed a motion to dismiss the complaint and was granted the request. The plaintiff filed an amended complaint for which the Company filed another motion to dismiss.

            Subsequent  to  January  31,  2003,  the  Company   settled  several
            lawsuits. See Note 8 for a summary of these settlements.

            Note Payable

            During April 2003, the Company increased its note payable to the Small Business Administration to $701,800.

            Other Events

            Subsequent to January 31, 2003, the Company proposed a capital budget items proposal of $325,000 for 2004.

            Subsequent to January 31, 2003, the Company proposed a wage increase of 4% for 2004.

                       TOTAL IDENTITY SYSTEMS CORPORATION
                 Notes to the Consolidated Financial Statements
                            January 31, 2003 and 2002

NOTE 11 - NOTES PAYABLE

          Notes payable consist of the following amounts:

                                                                            January 31,
                                                                   -----------------------------
                                                                      2003              2002
                                                                   -----------       -----------
Note payable, line of credit, to financial institution,
  interest at .5% plus prime,                                      $   995,000       $ 1,490,000

Note payable to two corporations, due on demand,
  unsecured                                                             10,048                --

Note payable to an individual, principal and
  interest due monthly, at 6% interest                                  70,845           106,334

Note payable to financial institution; principal
  and interest due monthly; secured by automobiles                      61,851            99,592

Note payable to a small business administration
  secured by fixed assets, principal and interest due
   monthly; interest at 4%                                             470,000                --

Note payable to financial institution, at prime plus 0.5%
 secured by assets;                                                    360,000                --

Note payable to financial institution, interest and principal
  due monthly                                                          683,962           768,900
                                                                   -----------       -----------

    Total Notes payable                                              2,651,706         2,464,826

    Less current portion of long-term debt                          (1,496,963)       (1,713,016)
                                                                   -----------       -----------

  Total long-term debt                                             $ 1,154,743       $   751,810
                                                                   ===========       ===========


      The aggregate principal maturities of notes payable are as follows:

               Year                                     Amount
               ----                              ------------------
               2004                              $        1,496,963
               2005                                         501,347
               2006                                         202,514
               2007                                          96,668
               All other years                              354,214
                                                 ------------------
               Total                             $        2,651,706
                                                 ==================

             UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

The following unaudited condensed combined pro forma financial statements ("the pro forma financial statements") and explanatory notes have been prepared and give effect to the acquisition by Total Identity Corporation (formerly TMI Holdings, Inc) (TIC) with Total Identity Systems Corporation (Total) with TIC as the acquirer (acquisition). The historical financial statements prior to the effective date of acquisition will be those of TIC.

In accordance with Article 11 of Regulation S-X under the Securities Act, an unaudited condensed combined pro forma balance sheet (the "pro forma balance sheet") as of January 31, 2003, and unaudited condensed combined pro forma statement of income for the nine months ended September 30, 2003, and the unaudited condensed combined pro forma statement of income for the year ended January 31, 2003 & 2002 (the "pro forma statements of income"), have been prepared to reflect, for accounting purposes, the acquisition by TIC.

The following pro forma financial statements have been prepared based upon the historical financial statements of TIC and Total. The pro forma financial statements should be read in conjunction with (a) the historical financial statements and related notes thereto of TIC as of December 31, 2002, and Total as of January 31, 2003.

The September 30, 2003, pro forma income statement assumes that the acquisition was completed on February 1, 2003. The January 31, 2003, pro forma balance sheet includes the historical balance sheet data of TIC as of December 31, 2002, and the historical balance sheet data of Total as of January 31, 2003. TIC and Total have no intercompany activity that would require elimination in preparing the pro forma financial statements.

The pro forma statement of income for the year ended January 31, 2003, assumes that the acquisition occurred on February 1, 2002, and includes the unaudited historical statement of income data of Total for the year ended January 31, 2003, and the unaudited historical statement of income data of TIC for the year ended December 31, 2002.

The pro forma statement of income for the year ended January 31, 2002, assumes that the acquisition occurred on February 1, 2001, and includes the unaudited historical statement of income data of TIC for the year ended December 31, 2001, and the unaudited historical statement of income data of Total for the year ended January 31, 2002.

The pro forma financial statements are provided for illustrative purposes only, and are not necessarily indicative of the operating results or financial position that would have occurred if the mergers had been consummated at the beginning of the periods or on the dates indicated, nor are they necessarily indicative of any future operating results or financial position. The pro forma financial statements do not include any adjustments related to any restructuring charges or one-time charges which may result from the mergers or the final result of valuations of inventories, property, plant and equipment, intangible assets, debt, and other obligations.

                           TOTAL IDENTITY CORPORATION
              UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET


                                                                                                              Pro Forma
                                               TIC            Total                                            Combined
                                              as of           as of          Combined                        TIC and Total
                                              31-Dec          31-Jan        Historical       Pro Forma        January 31,
                                               2002            2003        TIC and Total    Adjustments           2003
                                           -------------   -------------   -------------   --------------     -------------

ASSETS
Current Assets:
    Cash                                        $ 4,619        $ 41,058        $ 45,677      $ 1,000,000  (1)  $ 1,045,677
                                                                                              (1,000,000) (2)
                                                                                               1,000,000  (3)

    Accounts Receivable                                       1,765,221       1,765,221
    Inventory                                                   571,908         571,908
    Other current assets                          3,222         159,416         162,638
                                           -------------   -------------   -------------   --------------     -------------
       Total Current Assets                       7,841       2,537,603       2,545,444        1,000,000         3,545,444
                                           -------------   -------------   -------------   --------------     -------------

Property & Equipment                                            963,313         963,313          600,000  (5)    1,330,633
                                                                                                (232,680) (6)

Other Assets:
    Other assets                                                174,673         174,673                            174,673
    Intangible Assets                                                                          1,134,117  (5)      907,293
                                                                                                (226,824) (6)
    Investment in Total                                                                        1,000,000  (2)            -
                                                                                                 800,000  (4)
                                                                                              (1,800,000) (5)
    Deferred assets                                   -         352,379         352,379                -           352,379
                                           -------------   -------------   -------------   --------------     -------------
       Total Other Assets                             -         527,052         527,052          907,293         1,434,345
                                           -------------   -------------   -------------   --------------     -------------

TOTAL ASSETS                                    $ 7,841     $ 4,027,968     $ 4,035,809      $ 2,274,613       $ 6,310,422
                                           =============   =============   =============   ==============     =============

LIABILITIES AND STOCKHOLDERS'
    EQUITY (DEFICIT)

Current Liabilities:                                                        `
    Accounts payable                       $          -     $ 1,054,602     $ 1,054,602    $           -       $ 1,054,602
    Accrued liabilities                          98,944         626,731         725,675                -           725,675
    Notes payable                                     -       1,496,963       1,496,963                          1,496,963
    Notes payable - related                           -         629,046         629,046                -           629,046
                                           -------------   -------------   -------------   --------------     -------------
       Total Current Liabilities                 98,944       3,807,342       3,906,286                -         3,906,286
                                           -------------   -------------   -------------   --------------     -------------

Note Payable - Long Term                                      1,154,743       1,154,743          800,000  (2)    2,954,743
                                                                                               1,000,000  (1)

       Total Liabilities                         98,944       4,962,085       5,061,029        1,800,000         6,861,029
                                           -------------   -------------   -------------   --------------     -------------

Stockholders' Equity:
    Preferred stock                               2,500               -           2,500                -             2,500
    Common stock                                 18,967             100          19,067       (1,000,100) (5)       18,967
                                                                                               1,000,000  (3)
    Additional paid-in capital                3,833,593               -       3,833,593                          3,833,593
                                                                                                (459,504) (6)
    Accumulated deficit                      (3,946,163)       (934,217)     (4,880,380)         934,217  (5)   (4,405,667)
                                           -------------   -------------   -------------   --------------     -------------
       Total Stockholders' Equity               (91,103)       (934,117)     (1,025,220)         474,613          (550,607)
                                           -------------   -------------   -------------   --------------     -------------

TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY (DEFICIT)         $      7,841    $  4,027,968    $  4,035,809    $   2,274,613      $  6,310,422
                                           =============   =============   =============   ==============     =============

(1)      Funds raised by TIC to acquire Total

(2)      TIC acquires 120 newly issued shares of Total for $1,000,000

(3)      Total sells 120 newly issued shares of stock to TIC for $1,000,000

(4) TIC acquires the remaining 80 shares of stock of Total for $800,000. TIC now owns 100% of the outstanding shares of Total's outstanding stock.

(5)      Upon consolidation the investment in sub held by TIC is eliminated.

(6)      To reflect the depreciation and amortization for the periods presented.

                            TOTAL IDENTITY CORPORATE
         UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS



                                                                                                                     Pro Forma
                                                                                                                     Combined
                                                TIC             Total                                               TIC & Total
                                           For the Year     For the Year                                           For the Year
                                               Ended            Ended                                                  Ended
                                           December 31,        31-Jan           Combined         Pro Forma          January 31,
                                               2002             2003          TIC & Total       Adjustments            2003
                                           --------------   --------------   ---------------   --------------      --------------
Sales                                      $           -     $ 10,342,397      $ 10,342,397    $           -       $  10,342,397
Cost of goods                                          -        6,846,729         6,846,729                -           6,846,729
                                           --------------   --------------   ---------------   --------------      --------------
Gross Margin                                           -        3,495,668         3,495,668                -           3,495,668

General and administrative expenses              718,442        3,357,185         4,075,627          260,352  (6)      4,335,979
                                           --------------   --------------   ---------------   --------------      --------------

Income (Loss) from operations                   (718,442)         138,483          (579,959)        (260,352)           (840,311)
                                           --------------   --------------   ---------------   --------------      --------------

Other income (expense)
    Other income                                  94,917           20,262           115,179
    Interest expense                                   -         (175,465)         (175,465)               -            (175,465)
                                           --------------   --------------   ---------------   --------------      --------------

    Total other expenses                          94,917         (155,203)          (60,286)               -             (60,286)
                                           --------------   --------------   ---------------   --------------      --------------

Net loss before tax benefit                     (623,525)         (16,720)         (640,245)        (260,352)           (900,597)
    Income tax benefit                                 -           (6,520)           (6,520)                              (6,520)
                                           --------------   --------------   ---------------   --------------      --------------
Net loss before discontinued                    (623,525)         (10,200)         (633,725)        (260,352)           (894,077)
                                           --------------------------------------------------------------------------------------

Discontinued Operations (Net)                          -         (528,005)         (528,005)
                                           --------------   --------------   ---------------   --------------      --------------
                                           $    (623,525)   $    (538,205)   $   (1,161,730)   $    (260,352)      $    (894,077)
                                           ==============   ==============   ===============   ==============      ==============

Basic loss per share                               (1.96)         (209.00)            (2.01)               -               (2.83)
                                           ==============   ==============   ===============   ==============      ==============

Weighted average shares outstanding              317,844               80           317,924                -             317,924
                                           ==============   ==============   ===============   ==============      ==============

----------------

                           TOTAL IDENTITY CORPORATION
         UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS


                                                                                                                     Pro Forma
                                                                                                                     Combined
                                                TIC             Total                                               TIC & Total
                                              For The          For The          Combined         Pro Forma            For The
                                            Year Ended       Year Ended                                             Year Ended
                                           Dec. 31, 2001    Jan. 31, 2002     TIC & Total       Adjustments          31-Jan-02
                                           --------------   --------------   ---------------   --------------      --------------
Sales                                        $ 6,199,675      $ 7,100,241      $ 13,299,916    $           -        $ 13,299,916
Cost of goods                                  3,597,942        4,170,898         6,846,729                -           6,846,729
                                           --------------   --------------   ---------------   --------------      --------------
Gross Margin                                   2,601,733        2,929,343         6,453,187                -           6,453,187

General and administrative expenses            2,909,049        4,817,092         7,726,141          199,152  (6)      7,925,293
                                           --------------   --------------   ---------------   --------------      --------------

Income (Loss) from operations                   (307,316)      (1,887,749)       (2,195,065)        (199,152)         (2,394,217)
                                           --------------   --------------   ---------------   --------------      --------------

Other income (expense)
    Other income (loss)                          (86,388)         221,996           135,608                              135,608
    Interest expense                             (27,092)         (80,916)         (108,008)               -            (108,008)
                                           --------------   --------------   ---------------   --------------      --------------

    Total other expenses                        (113,480)         141,080            27,600                -              27,600
                                           --------------   --------------   ---------------   --------------      --------------

Net loss before tax benefit                     (420,796)      (1,746,669)       (2,167,465)        (199,152)         (2,366,617)
    Income tax benefit                            89,000         (288,074)         (199,074)                            (199,074)
                                           --------------   --------------   ---------------   --------------      --------------
Net loss before discontinued                    (509,796)      (1,458,595)       (1,968,391)        (199,152)         (2,167,543)
                                           --------------------------------------------------------------------------------------

Discontinued Operations (Net)                          -         (395,438)         (395,438)                            (395,438)
Extraordinary gain                               408,552                            408,552                              408,552
                                           --------------   --------------   ---------------   --------------      --------------
                                           $    (101,244)   $  (1,854,033)   $   (1,955,277)   $    (199,152)      $  (2,154,429)
                                           ==============   ==============   ===============   ==============      ==============

Extraordinary eps                                   1.36                               1.36                                 1.36
Basic loss per share                               (1.70)      (23,175.41)            (7.87)               -               (8.54)
                                           ==============   ==============   ===============   ==============      ==============

    Net loss per share                     $       (0.34)   $  (23,175.41)   $        (6.51)                       $       (7.18)
                                           ==============   ==============   ===============                       ==============

    Weighted average shares outstanding          300,106               80           300,186                              300,186
                                           ==============   ==============   ===============                       ==============


-------------

                           TOTAL IDENTITY CORPORATION
         UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS


                                                                                                                     Pro Forma
                                                                                                                     Combined
                                                TIC             Total                                               TIC & Total
                                           For The Nine      For The Eight      Combined         Pro Forma         For The Nine
                                             Months Ended     Months Ended                                            Months Ended
                                           Sept. 30, 2003   Sept. 30, 2003    TIC & Total       Adjustments        Sept. 30, 2003
                                           --------------   --------------   ---------------   --------------      --------------
Sales                                      $           -    $   7,125,511    $    7,125,511    $           -       $   7,125,511
Cost of goods                                          -        3,549,618         6,846,729                -           6,846,729
                                           --------------   --------------   ---------------   --------------      --------------
Gross Margin                                           -        3,575,893           278,782                -             278,782

General and administrative expenses            4,186,847        3,007,485         7,194,332          163,764  (6)      7,358,096
                                           --------------   --------------   ---------------   --------------      --------------

Income (Loss) from operations                 (4,186,847)         568,408        (3,618,439)        (163,764)         (3,782,203)
                                           --------------   --------------   ---------------   --------------      --------------

Other income (expense)
    Other income (loss)                                -           63,729            63,729                               63,729
    Interest expense                             (24,130)        (128,979)         (153,109)               -            (153,109)
                                           --------------   --------------   ---------------   --------------      --------------

    Total other expenses                         (24,130)         (65,250)          (89,380)               -             (89,380)
                                           --------------   --------------   ---------------   --------------      --------------

Net loss before tax benefit                   (4,210,977)         503,158        (3,707,819)        (163,764)         (3,871,583)
    Income tax benefit                                 -                -                 -                                    -
                                           --------------   --------------   ---------------   --------------      --------------
Net loss before discontinued                  (4,210,977)         503,158        (3,707,819)        (163,764)         (3,871,583)
                                           --------------------------------------------------------------------------------------

Discontinued Operations (Net)                   (182,214)               -          (182,214)                            (182,214)
                                           --------------   --------------   ---------------   --------------      --------------
                                           $  (4,393,191)   $     503,158    $   (3,890,033)   $    (163,764)      $  (4,053,797)
                                           ==============   ==============   ===============   ==============      ==============

Basic loss per share                               (1.09)        6,289.48             (0.96)               -               (1.01)
                                           ==============   ==============   ===============   ==============      ==============

    Net loss per share                           $ (1.09)      $ 6,289.48           $ (0.96)                             $ (1.01)
                                           ==============   ==============   ===============                       ==============

    Weighted average shares outstanding        4,032,308               80         4,032,388                            4,032,388
                                           ==============   ==============   ===============                       ==============



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